Exhibit 10

REGULATION S STOCK PURCHASE AGREEMENT

This Regulation S Stock Purchase Agreement (“Agreement”), is dated as of December 26, 2011 between Andain, Inc., a Nevada corporation having offices at 400 South Beverly Drive, Suite 312, Beverly Hills, California 90212 (“Company”), and 1568934 Ontario Limited          (“Purchaser”)

ARTICLE  I
PURCHASE, SALE AND TERMS OF SHARES

1.1           The Shares. The Company agrees to issue and sell to the Purchaser in an offshore transaction negotiated outside the U.S. and to be consummated and closed outside the U.S. and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company Two million, Five Hundred and Ninety Thousand, Nine hundred and Nine (2,590,909) shares (“Purchased Shares”) of the Company’s common stock (“Common Stock”) at a per share purchase price which shall be Eleven  Cents ($0.11) per share (“Purchase Price”).  The purchaser will pay the Company as a consideration for the purchased shared Two hundred and Eighty Five thousand ($285,000) dollars ("Consideration") The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this subscription for the Shares, in whole or in part, prior to receipt by the Company of the Purchase Price, or any applicable portion thereof, as set forth hereafter.

1.2.           Payment of Purchase Price; Closing.  The transaction will be closed in Tel-Aviv, Israel and the Purchaser will pay the purchase price and the Company will issue and transfer the Shares certificate(s) to the Purchaser within five (5) business days as of the closing of this Agreement.

1.3.           Conversion Option.  For a period of twelve (12) consecutive months from the date of this Agreement, the Purchaser shall have the option to convert up to Fifty Five thousand ($55,000) of the consideration for the Purchased Shares into shares of common stock of Gaia Med, Ltd, a subsidiary of the Company ("Gaia"), held and/or owned by the Company (total of Six Hundred Thousand (600,000) shares ("Initial Shares") at the same share price of NIS 3.75 ("Conversion Share Price") that the Company purchased its Initial Shares from Gaia ("Option").  In the event the Purchaser exercises the Option within the time frame indicated herein, the Purchaser shall, within fifteen (15) business days, return the Purchased Shares to the Company, and the Company shall transfer to the Purchaser within fifteen (15) business days after the return of the Purchased Shares, an amount of Gaia shares that is equal to Fifty-Five Thousand Dollars ($55,000) U.S. multiplied by the New Israeli Shekel ("NIS") to U.S. Dollar exchange rate at the day of the conversion notice and divided by 3.75 the Conversion Share Price.  By way of example, and assuming that the exchange rate between the U.S. Dollar and the NIS is the same on the date that the Purchaser exercises its option herein as it was when the Company made its initial investment in Gaia, and further assuming for the purposes of this example only, that 3.75 NIS =$1 USD, the Purchaser would be entitled to Fifty-Five Thousand (55,000) shares of Gaia- Med.

For a period of twelve (12) consecutive months from the date of this Agreement, the Purchaser shall have the option to convert up to SeventySeven Thousand Dollars ($77,000) of the consideration for the Purchased Shares into shares of common stock of TPDS, Ltd, a subsidiary of the Company ("TPDS"), held and/or owned by the Company (total of Five Hundred Nintey-Two Thousand One Hundred Five (592,105) old shares, and Four Million Four Hundred Sixty-Eight Thousand Two Hundred Ninety-Seven (4,468,297) new shares after share split of 6.54 of new shares for each one old share) ("Initial Shares") at the same share price of NIS 3.8 ("Conversion Share Price") that the Company purchased its Initial Shares from TPDS ("Option").  In the event the Purchaser exercises the Option within the time frame indicated herein, the Purchaser shall, within fifteen (15) business days, return the Purchased Shares to the Company, and the Company shall transfer to the Purchaser within fifteen (15) business days after the return of the Purchased Shares, an amount of TPDS shares that is equal to Seventy-Seven Thousand Dollars $77,000 U.S. multiplied by the New Israeli Shekel ("NIS") to U.S. Dollar exchange rate at the day of the conversion notice and divided by 3.8 the Conversion Share Price.  By way of example, and assuming that the exchange rate between the U.S. Dollar and the NIS is the same on the date that the Purchaser exercises its option herein as it was when the Company made its initial investment in TPDS, and further assuming for the purposes of this example only, that 3.8 NIS =$1 USD, the Purchaser would be entitled to Seventy-Seven Thousand 77,000 shares of TPDS. In case the Purchaser wishes to exercise his conversion right, the Company will apply the same split ratio of TPDS shares to the shares issued to the Purchaser as of the TPDS Conversion Option.

1.4. Warrants. For each purchased share by the Purchaser, the Company grants the Purchaser an option for 24 consecutive months from the date identified on Exhibit 1.4 attached hereto purchase Two (2) shares of the Company common stock, for a total of up to Five Million One Hundred Eighty-One Thousand Eight Hundred Eighteen (5,181,818) shares at an exercise price equal to Sixty-Seven Percent (67%) of the lowest share price of the first one million shares sold by the Company's underwriter to the public as of the Company Public Offering set in the S-1 registration statement. The Warrant option terms and conditions are set in the Exhibit 1.4 hereafter.

1.5. Proceeds. The Company will use the Consideration proceeds according to the Company's approved budget.

1.6. Representations by the Purchaser.  The Purchaser makes the following representations and warranties to the Company:

(a)           Access to Information.  The Purchaser, in making the decision to purchase the Shares, has relied solely upon independent investigations made by it and/or its representatives, if any.  The Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the offering of the Shares and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

(b)           Sophistication and Knowledge. The Purchaser and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares.  The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's own advisor(s). The Purchaser represents that it has not been organized for the purpose of acquiring the Shares.

(c)           Lack of Liquidity.  The Purchaser acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment.  The Purchaser has no present need for liquidity in connection with its purchase of the Shares.

(d)           No Public Solicitation.  The Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any US newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.  Neither the Company nor the Purchaser has engaged in any ‘Directed Selling Efforts in the U.S.’ as defined in Regulation S promulgated by the SEC under U.S. securities laws.

(e)           Authority.  The Purchaser has full right and power to enter into and perform pursuant to this Agreement and make an investment in the Company, and this Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms. The Purchaser is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement

(f)           Regulation S Exemption.  The Purchaser understands that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act of 1933, as amended (“Securities Act”) and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.  In this regard, the Purchaser represents, warrants and agrees that:

(i)           The Purchaser is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company.  A U.S. Person means any one of the following:

any U.S. Citizen

any natural person resident in the United States of America;

any partnership or corporation organized or incorporated under the laws of the United States of America;

any estate of which any executor or administrator is a U.S. person;

any trust of which any trustee is a U.S. person;

any agency or branch of a foreign entity located in the United States of America;

any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

any partnership or corporation if:

(1)           organized or incorporated under the laws of any foreign jurisdiction; and

(2)           formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)            At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(iii)           The Purchaser will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (“Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)           The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(v)            The Purchaser has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither the Purchaser nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to U.S. Citizens with respect to the Shares and the Purchaser, being purchased pursuant to this Agreement and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)          The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)         Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Purchaser agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only incompliance with any local applicable securities laws.

(ix)           Each certificate representing the Shares shall be endorsed with the following legends:

“THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Any other legend required to be placed thereon by applicable federal or state securities laws.

(x)            The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Sections 1.1, 1.3 and 1.4.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as follows:

2.1.         Organization and Standing of the Company.  The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and other instruments, agreements and documents contemplated herein (together with this Agreement, the “Transaction Documents”), to issue, sell and deliver the Shares and to perform its other obligations pursuant hereto.  The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

2.2.         Corporate Action.  The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.  The Shares have been duly authorized.  The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of the Company.  The Shares, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as expressly set forth in the Transaction Documents.

2.3.         Governmental Approvals.  No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents except for any filings required by applicable securities laws.

2.4.         Litigation. Except as set forth on Schedule 2.4, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.  The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which such default might have a material adverse effect on the business, assets, liabilities, operations, Intellectual Property Rights, (as defined hereinafter) management or financial condition of the Company.  There are no actions or proceedings pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) against the Company which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of any of the Transaction Documents, any of the Shares, or any action taken or to be taken pursuant hereto or thereto.

2.5.         Compliance with Other Instruments.  The Company is in compliance in all respects with its Certificate of Incorporation and Bylaws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject.  The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject.  Neither the execution and delivery of the Transaction Documents nor the issuance of the Shares, nor the consummation or performance of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of, create a conflict with, trigger any “change of control” or other right of any person under, or require any consent, waiver, release or approval under or with respect to, any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

2.6.        Title to Assets; Intellectual Property Rights.

(a)          The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, free of any mortgages, pledges, charges, liens, security interests or other encumbrances.  The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

(b)         The Company owns or has a valid right to use patents, patent applications, patent right, trade secrets, confidential business information, formula, processes, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and all other intellectual property, including, without limitation, all other such rights generally classified as intangible, intellectual property assets in accordance with GAAP (collectively the, “Intellectual Property Rights”) being used to conduct its business as now operated and as now proposed by the Company to be operated and to the best of the Company’s knowledge, the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property Rights of others.  To the best of the Company’s knowledge, no claim is pending or threatened against the Company and/or its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

(c)         The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information.  The Company is and will be the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect.  The Company has not received notice of and, to the best of the Company’s knowledge there are no claims that the Company’s Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party.

2.7.        Taxes.  Except as set forth on Schedule 2.7 the Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company’s financial statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable.

2.8.        Disclosure.  There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company.  Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property Rights, affairs or financial condition of the Company.

2.9.        Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

2.10.      Capitalization; Status of Capital Stock.  As set forth in Exhibit 2.10, the Capitalization Table and the Subsequent Capitalization Table, and as of the date hereof, the Company had a total authorized capitalization consisting of Five Hundred Million (500,000,000) shares of Common Stock, $0.001 par value, and Ten Million (10,000,000) shares of preferred stock, $0.001 par value.  As of Sep. 30, 2011, Nineteen Million Four Hundred Forty-Three Thousand Three Hundred Thirty-Four (19,443,334) shares of Common Stock were issued and outstanding, and no shares of preferred stock were outstanding.  No additional shares or warrants were issued by the Company as of Sep. 30, 2011. As of that date, the Company also has for a period of 24 consecutive months from the Company's form 15c2-11 filing with FINRA, an option, outstanding to the Purchaser that allows the Purchaser to purchase an additional one million shares of Common Stock of the Company,  exercisable at a price that is equal to the public offering price of the Common Stock in a future Form S-1 registration statement, and options outstanding issued to the Company's executives according to the Company's Employee Stock Option Plan (ESOP) that converts into two million shares of Common Stock at par face value ($0.001). All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable.  None of the Company’s outstanding securities or authorized capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other person.  There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement.  There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company to which the Company is a party.   The Company does not have outstanding, and has no obligation to grant or issue, any “phantom stock” or other right measured by the profits, revenues or results of operations of the Company or any portion thereof; or any similar rights.

2.11.      SEC Reports.  The Company has furnished the Purchaser with true and complete copies of its reports on Form 10-K annual report for the periods ending on December 31, 2010, , and Form 10-Q quarterly reported for the periods ended on March 31, 2011, June 30, 2011, and September 30, 2011 (“Current Reports”). (“Current Reports”).  As of their respective filing dates, the Current Reports and all other filings made by the Company under the Securities Exchange Act of 1934, as amended (“1934 Act”) (collectively, “SEC Reports”), will be complied with the requirements of the Act or the 1934 Act, as the case may be, and none of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

2.12.      Books and Records.  The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

2.13       Refusal of Registration.  The parties hereby acknowledge and agree that the Company shall be required, as a term of this contract, to refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, or pursuant to Registration, or another exemption from registration, under the Securities Act.

ARTICLE III
MISCELLANEOUS

3.1.        No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

3.2.        Amendments; Waivers and Consents.  Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if either Party shall obtain consent thereto in writing from the other Party.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.3.        Addresses for Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and can either be sent by facsimile or can be mailed by certified mail, return receipt requested, or delivered against receipt to Company and/or to Purchaser at the addresses for each set forth above.  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

3.4.        Costs; Expenses and Taxes.   Upon execution of this Agreement and with each delivery of the Purchase Price as set forth in 1.3, the Company shall pay no monies in the aggregate, to cover fees and disbursements of counsel to the Purchaser incurred in connection with the negotiation, drafting and completion of the Transaction Documents and all related matters. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

3.5.        Effectiveness; Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and the respective successors and assigns.

3.6.        Survival of Representations and Warranties.  All representations and warranties made in the Transaction Documents, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

3.7.        Prior Agreements.  The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties with respect to the subject matter set forth herein and supersede any prior understandings or agreements concerning the subject matter hereof.

3.8.        Severability.  The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

3.9.        Governing Law; Venue.  (a) This Agreement shall be enforced, governed and construed in accordance with the laws of the State of Nevada without giving effect to choice of laws principles or conflict of laws provisions. Any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto shall be brought to the courts of the State of Nevada located in Las Vega and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding.  Purchaser acknowledges and agrees that venue hereunder shall lie exclusively in Las Vega, Nevada.

(b)         Purchaser hereby waives, and agrees not to assert against the Company, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts.

3.10.      Headings.  Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

3.11.      Counterparts.  This Agreement may be executed in any number of counterparts, all of whom taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.12.      Further Assurances.  From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Andain, Inc.

By: /s/ Sam Shlomo Elimelech
Sam Shlomo Elimelech, President

1568934 Ontario Limited

By: /s/ Howard Fialkov
Howard Fialkov, Authorized Signing Party

Schedule 1.4

OPTION TO PURCHASE
SHARES OF COMMON STOCK

THIS CERTIFIES that, for value received, 1568934 Ontario Limited or its registered assigns (“Option holder”), is entitled, subject to the terms and conditions set forth in this option (“Option”), to purchase from Andain, Inc., a Nevada corporation (“Company”), up to Five Million One Hundred Eighty One Thousand Eight Hundred Eighteen (5,181,818) to be fully paid as set in the Regulation S Share Purchase Agreement dated December 26, 2011, duly authorized and non assessable restricted shares of common stock (“Shares”), $0.001 par value per share, of the Company (“Common Stock”), at any time commencing as follows: commencing the following day the Company's underwriter completes the sale of the first One Mmillion (1,000,000) shares of the Common Stock and continuing up to 5:00 p.m. Pacific Standard Time on a date which is Twenty-Four (24) months from the date of such filing (“Exercise Period”) at an exercise price that is equal to Sixty-Seven Percent (67%) of the lowest share price of the first One Million (1,000,000) shares sold by the Company's underwriter in the public offering as filed at Form S-1 registration statement of the Company, subject to adjustment pursuant to Section 6 hereof. The Company will provide to the Purchaser a document indicating the share purchase prices of the first One Million (1,000,000) shares, within Ten (10) business days of the last share of the one million shares have being sold. During the Warrant Exercise Period, the Warrants exercise price will be thereafter set as Sixty-Seven Percent (67%) of the lowest share price indicated in the document provided by the Company's underwriter, provided that said document conforms with the terms herein.

This Option is subject to the following provisions, terms and conditions:

1.	Holding of Shares; Transfer.

1.1           Transfer.  This Option shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Optionholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  Upon any registration of transfer, the Company shall execute and deliver a new Option or Options in appropriate denominations to the person or persons entitled thereto.

1.2           Common Stock to be Issued. Upon the exercise of any Options and upon receipt by the Company of a facsimile or original of Optionholder’s signed Election to Exercise Option (See Exhibit A), Company shall instruct its transfer agent to issue stock certificates in the name of Optionholder (or its nominee) and in such denominations to be specified by Optionholder representing the number of shares of Common Stock issuable upon such exercise, as applicable.  The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of the Company.  It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required.  The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Option that is to be converted in part, the Company shall issue to the Optionholder a new Option equal to the unconverted amount, if so requested by Purchaser:

2.	Terms of Options: Exercise of Options.

2.1.          Option Exercise.  Subject to the terms of this Option, the Optionholder shall have the right, at any time from the closing date of the Regulation S Share Purchase Agreement and continuing up to 5:00 p.m. Pacific Standard Time on a date which is Twenty-Four (24) months from the date of such filing (“Expiration Time”), to purchase from the Company up to the number of Shares which the Optionholder may at the time be entitled to purchase pursuant to the terms of this Option, upon surrender to the Company at its principal executive office the attached Election to Exercise Option form duly filled in and signed, and upon payment to the Company of the Option Price (as defined in and determined in accordance with the provisions of Section 5 hereof) or as provided in Section 3(a)(i) hereof, for the number of Shares with respect to which such Option is then exercised.

2.2.          Common Stock Certificates.  Subject to the terms of this Option, upon such surrender of this Option and payment of such Option Price as aforesaid, the Company shall promptly issue and cause to be delivered to the Optionholder or to such person or persons as the Optionholder may designate in writing, a certificate or certificates (in such name or names as the Optionholder may designate in writing) for the number of duly authorized, fully paid and non-assessable whole Shares to be purchased upon the exercise of this Option, and shall deliver to the Optionholder Common Stock or cash, to the extent provided in Section 9 hereof, with respect to any fractional Shares otherwise issuable upon such surrender.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Shares as of the close of business on the date of the surrender of this Option and payment of the Option Price, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the Share and Option transfer books of the Company shall then be closed.  This Option shall be exercisable, at the sole election of the Optionholder, either in full or from time to time in part and, in the event that any certificate evidencing this Option (or any portion thereof) is exercised prior to the Termination Date with respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate of like tenor evidencing the remaining portion of this Option shall be issued by the Company, if so requested by the Option holder.

2.3.         Transfer Agent.  Upon the Company’s receipt of a facsimile or original of Optionholder’s signed Election to Exercise Option, the Company shall instruct its transfer agent to issue one or more stock Certificates representing that number of shares of Common Stock which the Optionholder is entitled to purchase in accordance with the terms and conditions of this Option and the Election to Exercise Option attached hereto.  The transfer agent for the Company shall act as registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Option.

2.4.         Election to Exercise.  Such exercise shall be effectuated by surrendering to the Company, or its attorney, the Options to be converted together with a facsimile or original of the signed Election to Exercise Option that evidences Optionholder’s intention to exercise those Options indicated.  The date on which the Election to Exercise Option is effective (“Exercise Date”) shall be deemed to be the date on which the Optionholder has delivered to the Company a facsimile or original of the signed Election to Exercise Option, as long as the original Options to be exercised are received by the Company or its designated attorney within Five (5) business days thereafter.  As long as the Options to be exercised are received by the Company within five (5) business days after it receives a facsimile or original of the signed Election to Exercise Option, the Company shall deliver to the Optionholder, or per the Optionholder’s instructions, the shares of Common Stock within Three (3) business days of receipt of the Options to be converted.

2.5.          Payment of Interest.  Nothing contained in this Option shall be deemed to establish or require the payment of interest to the Optionholder at a rate in excess of the maximum rate permitted by governing law.  In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Optionholder to the Company.

2.6.          Issuance of Common Stock.  It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required.  The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Options that are to be converted in part, the Company shall issue to the Optionholder new Options equal to the unconverted amount, if so requested by Optionholder.

2.7           Exercise Default.  The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Options by all Optionholders of the entire amount of Options then outstanding.  If, at any time Optionholder submits an Election to Exercise Option and the Company does not have sufficient authorized but unissued shares of freely tradeable Common Stock available to effect, in full, a exercise of the Options (a “Exercise Default”, the date of such default being referred to herein as the “Exercise Default Date”), the Company shall issue to the Optionholder all of the shares of Common Stock which are available, and the Election to Exercise Option as to any Options requested to be converted but not converted (the “Unconverted Options”), upon Optionholder’s sole option, may be deemed null and void.  The Company shall provide notice of such Exercise Default (“Notice of Exercise Default”) to all existing Optionholders of outstanding Options, by facsimile, within one (1) business day of such default  (with the original delivered by overnight or two day courier), and the Optionholder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Exercise Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Election to Exercise Option.

2.8.          Shareholder of Record.  Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Option was surrendered and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such surrender and payment is a date when the Shares transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open.  The Company shall not close such Share transfer books at any one time for a period longer than Seven (7) days.

2.9.          Payment of Exercise Price.  This Option is exercisable in whole or in part at the Exercise Price per share of Common Stock (as defined hereafter) payable hereunder, payable in cash, wire transfer or by cashier’s check or any combination thereof, or by “cashless exercise.”  Upon surrender of the annexed Notice of Exercise duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

3.	Payment of Taxes.

The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (a) with respect to any secondary transfer of this Option or the Shares or (b) as a result of the issuance of the Shares to any person other than the Optionholder, and the Company shall not be required to issue or deliver any certificate for any Shares unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

4.	Reservation of Shares.

The issuance of the Options have been duly authorized by all required corporate action on the part of the Company and when issued and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors’ rights generally.  The Company shall pay all taxes in respect of the issue thereof.  As a condition precedent to the taking of any action that would result in the effective purchase price per share of Common Stock upon the exercise of this Option being less than the par value per share (if such shares of Common Stock then have a par value), the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may comply with all its obligations under this Agreement with regard to the exercise of this Option.

5.	Option Price.

During the Initial Exercise Period, the price per Share at which Shares shall be purchasable upon the exercise of this Option shall be equal to the public offering price of the Common Stock in a future Form S-1 registration statement of the Company (“Option Price”), subject to adjustment pursuant to Section 6 hereof (“Exercise Price”).

6.	Adjustment of Option Price and Number of Shares.

The number and kind of securities purchasable upon the exercise of this Option and the Option Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

6.1           Adjustments.  The number of Shares purchasable upon the exercise of this Option shall be subject to adjustments as follows:

(a)           In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Options immediately prior thereto shall be adjusted so that the holders of the Options shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Options been converted immediately prior to the happening of such event or any record date with respect thereto.  Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

(b)           In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section 6(c)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Options shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Options, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c)           Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 6 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon exercise of the Option.  No adjustment in the number of Shares purchasable upon exercise of this Option will be made for the issuance of shares of capital stock to directors, employees or independent Optionors pursuant to the Company’s or any of its subsidiaries’ stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

(d)           Whenever the number of shares of Common Stock issuable upon the exercise of the Options is adjusted, as herein provided the Option Price shall be adjusted (to the nearest cent) by multiplying such Option Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Options immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

(e)           The Company from time to time by action of its Board of Directors may decrease the Option Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive.  Whenever the Option Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Options a notice of the decrease at least fifteen (15) days prior to the date the decreased Option Price takes effect, and such notice shall state the decreased Option Price and the period it will be in effect.

6.2           Mergers, Etc.   In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Options then outstanding shall have the right thereafter to exercise such Option only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Options would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“constituent entity”), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised (“non-electing share”), then for the purpose of this Section 6.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Options, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Options.  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications.  The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Options such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 6.2.

7.	Fractional Shares.

Any fractional shares of Common Stock issuable upon exercise of the Options shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof.  Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Options the holder is at the time exercising and the number of shares of Common Stock issuable upon such exercise.

8.	No Rights as Stockholders: Notices to Optionholders.

Nothing contained in this Option shall be construed as conferring upon the Optionholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter.  If, however, at any time prior to the Expiration Time and prior to the exercise of this Option, any of the following events shall occur:

(a)           any action which would require an adjustment pursuant to Section 6.1; or

(b)           a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Optionholder at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken.  Such notice shall specify such record date or the effective date, as the case may be.

9.	Miscellaneous.

9.1           Benefits of this Agreement.  Nothing in this Option shall be construed to give to any person or corporation other than the Company and the Optionholder any legal or equitable right, remedy or claim under this Option, and this Option shall be for the sole and exclusive benefit of the Company and the Optionholder.

9.2           Rights Cumulative; Waivers.  The rights of each of the parties under this Option are cumulative.  The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  However, the holders of a majority in principal amount of the Options may waive a default or rescind the declaration of an Exercise Default and its consequences except for a default in the exercise into Common Stock.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

9.3           Benefit; Successors Bound.  This Option and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, executors, administrators, representatives, successors, and permitted assigns.

9.4           Entire Agreement.  This Option contains the entire agreement between the parties with respect to the subject matter hereof.  There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representa¬tions, oral or written, express or implied, between them with respect to this Option or the matters described in this Option, except as set forth in this Option.  Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Option.

9.5           Assignment.  This Option may be assigned if the Assignment of Option, attached as Exhibit B to this Option, is properly completed, executed and delivered to the Company.

9.6           Amendment.  This Option may be amended only by an instrument in writing executed by the parties hereto.

9.7           Severability.  Each part of this Option is intended to be severable.  In the event that any provision of this Option is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Option shall continue in full force and effect.

9.8           Notices.  Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Optionholder, at such address as the Optionholder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this section, and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

9.9           Governing Law.  This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles.

9.10         Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Optionholder shall be brought and maintained exclusively in the federal courts of the State of Nevada without reference to its conflicts of laws rules or principles.  The Company hereby expressly and irrevocably submits to jurisdiction exclusively with the federal Courts of the State of Nevada for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation.  The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Nevada.  The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property.  The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

9.11         Waiver of Jury Trial. The Optionholder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Optionholder or the Company.  The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Optionholder entering into this agreement.

9.12         Consents.  The person signing this Option on behalf of the Company hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Option on behalf of the Company.

9.13         Further Assurances.  In addition to the instruments and documents to be made, executed and delivered pursuant to this Option, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Option and the transactions contemplated hereby.

9.14         Section Headings.  The Section headings in this Option are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option.

9.15         Construction.  Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

IN WITNESS WHEREOF, the Company has caused this Option to be duly executed.

Dated: December 26, 2011	COMPANY:

Andain, Inc.

	By:	/s/ Sam Shlomo Elimelech
Sam Shlomo Elimelech, President
                                                             :

Schedule 2.4

Litigation: No action, proceeding or governmental inquiry or investigation is pending or to the best of the Company’s knowledge threatened against the Company with regards to the Company its rights assets or activities or against any of the Company’s properties, before any court, arbitration board or tribunal or administrative or other governmental agency, nor is there any basis for the foregoing, related to the Company’s business.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.